Exhibit 99.1

For Immediate Release

Ameritrans Capital Corporation

For more information Contact:

Michael Feinsod

(212) 355-2449

Ameritrans Capital Corporation Reports First Quarter Fiscal 2010 Results

New York, NY, November 16, 2009 – Ameritrans Capital Corporation (NASDAQ: AMTC, AMTCP) today reported financial results for the quarter ended September 30, 2009.

Highlights for First Quarter 2009:

* Total investment income for the three months ended September 30, 2009 of $253,758.

* Net unrealized depreciation on investments of approximately $1.9 million, or $0.56 per share, for the first quarter of Fiscal 2010.

* Net asset value per share of $2.52 as of September 30, 2009 compared to $3.40 as of June 30, 2009.

* At September 30, 2009, investment assets totaled $22.96 million as compared to $26.41 million at June 30, 2009.

Operating Results

The Company’s investment income for the three months ended September 30, 2009 decreased $1,205,703, or 83%, to $253,758, as compared to the three months ended September 30, 2008.  The decrease in investment income between the periods can be attributed to lower interest rates charged on the total loan portfolio for the quarter, and an overall decrease in the size of the Company’s loan receivable portfolio due to the sale of substantially all of the Company’s taxicab medallion portfolio.  The recognition of realized loss of interest income of $222,307 which primarily reflected the write off of interest on life settlement investments.

Medallion loans outstanding as of September 30, 2009 decreased by $27,104,846, or approximately 99%, to $318,700, as compared with September 30, 2008.  The interest rate earned on medallion loans decreased in 2009 as compared with the prior year, which coupled with the decline in portfolio size, lead to a decrease in medallion income for the quarter September 30, 2009 of approximately $626,000 as compared to the same period September 30, 2008.  The Company has substantially exited the medallion loan area and no longer intends to report this as a separate category.

Commercial Loans as of September 30, 2009 decreased by $2,588,322, or 20%, to $10,497,013, as compared with September 30, 2008.  This decrease in Commercial Loans outstanding was partially offset by stronger performance in the remaining portfolio, interest rate floors and collection of past due interest.

Corporate Loans outstanding as of September 30, 2009 decreased by $2,589,004, or 19%, to $10,943,000, as compared with the three months ended September 30, 2008.  The interest rate earned on Corporate Loans decreased in the quarter ended September 30, 2009, as compared with the prior year, primarily due to decreases in LIBOR.  This LIBOR decrease was partially offset by higher rates earned on loans originated in this fiscal year, the use of LIBOR “floors” in loan agreements, and further offset by increases in rates on existing loans due to covenant resets.  The decrease in loans outstanding and amortization on other corporate loans was due to a sale of a loan and a fair value adjustment of a loan of approximately $670,000.

Life settlement contracts outstanding decreased by $2,519,296 as of September 30, 2009, or 86%, as compared with the three months ended September 30, 2008.  This investment has stopped accruing interest and a fair value adjustment downward of approximately $2,500,000 has been made to reflect the value of the investment.   The reduction in interest income for the three months ended September 30, 2009 was approximately $87,000 when compared to the prior year.

Net assets from operations decreased to $2,973,998, for the three months ended September 30, 2009 as compared to $478,606, for the three months ended September 30, 2008.   The decrease in net assets from operations between the periods was attributable primarily to decreases in interest income and increased operating expenses discussed above.  The decrease in assets from operations was also significantly impacted by a reduction in the fair value of certain investments in the Company’s portfolio due to the write down of the Company’s life settlement investments of approximately $1,400,000 and write down of the fair value of a corporate loan of approximately $686,000 to reflect the restructuring of this investment.  The write off of interest income for $220,000 was related to the life settlement investments.  The Company incurred a realized loss on foreclosure and sale of an asset acquired of approximately $212,000.  Dividends for Participating Preferred Stock were not declared for the three months ended September 30, 2009.  For three months ended September 30, 2008 dividends for Participating Preferred Stock were $84,375.

In October, 2009, Elk received written approval from the SBA that it had been granted a commitment for an additional $9,175,000 in SBA long term guaranteed debentures.

Michael Feinsod, further commented, “During the quarter, we continued to manage our existing portfolio.  We now have a loan portfolio that is substantially comprised of commercial and corporate loans.  With our recently announced commitment for additional SBA guaranteed debentures, we plan to resume the growth of our loan portfolio.  The current credit markets provide us a large number of opportunities to consider for new investment.  New loans continue to have terms, structure and pricing in our favor.  We plan to continue the prudent and selective growth of our corporate and commercial loan portfolios.”

Mr. Feinsod continued “We continue to pursue methods to expand our loan portfolio. We believe that we can continue to build a portfolio of primarily senior loans that will allow us to capitalize on Ameritrans' unique corporate structure. We will continue to focus on less volatile lower risk senior loans as opposed to second-lien and mezzanine investments which we believe will provide the foundation for steady returns to the Company and its shareholders.”

ABOUT AMERITRANS CAPITAL CORPORATION

Ameritrans Capital Corporation is an internally managed, closed-end investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended.  Ameritrans originates, structures and manages a portfolio of secured business loans and selected equity investments. Ameritrans' wholly owned subsidiary Elk Associates Funding Corporation is licensed by the United States Small Business Administration as a Small Business Investment Company (SBIC).  The Company maintains its offices at 747 Third Avenue, 4th Floor, New York, NY 10017.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition.  These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties.  Actual results and condition may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission.  Ameritrans Capital undertakes no duty to update any forward-looking statements made herein.

AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

ASSETS

	September 30, 2009	June 30, 2009
	(unaudited)
Assets

Investments at fair value (cost of $27,217,443 and $28,769,396, respectively):
Non-controlled/non-affiliated investments	$ 21,636,570	$ 25,080,451
Non-controlled affiliated investments	711,000	711,000
Controlled affiliated investments	609,627	618,017

Total investments at fair value	22,957,197	26,409,468

Cash and cash equivalents	1,193,643	885,434
Accrued interest receivable	373,328	540,213
Assets acquired in satisfaction of loans	28,325	28,325
Furniture, equipment and leasehold improvements, net	125,073	130,217
Deferred loan costs, net	135,986	146,096
Prepaid expenses and other assets	298,515	146,403

Total assets	$ 25,112,067	$ 28,286,156

AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

LIABILITIES AND NET ASSETS

	September 30, 2009	June 30, 2009
Liabilities and Net Assets	(unaudited)

Liabilities:
Debentures payable to SBA	$ 12,000,000	$ 12,000,000
Notes payable, banks	370,000	370,000
Accrued expenses and other liabilities	519,416	562,149
Accrued interest payable	51,357	210,165

Total liabilities	12,940,773	13,142,314

Commitments and contingencies (Notes 2, 3, 4 and 8)

Net Assets:
Preferred stock 9,500,000 shares authorized, none issued or outstanding	-	-
9-3/8% cumulative participating redeemable preferred stock $.01 par value, $12.00 face value, 500,000 shares authorized; 300,000 shares issued and outstanding	3,600,000	3,600,000
Common stock, $.0001 par value; 45,000,000 shares authorized, 3,405,583 shares issued; 3,395,583 shares outstanding	341	341
Deferred compensation (Note 8)	(27,716)	(29,166)
Stock options outstanding (Note 8)	191,040	191,040
Additional paid-in capital	21,139,504	21,139,504
Losses and distributions in excess of earnings	(8,401,629)	(7,327,949)
Net unrealized depreciation on investments	(4,260,246)	(2,359,928)
Total	12,241,294	15,213,842
Less: Treasury stock, at cost, 10,000 shares of common stock	(70,000)	(70,000)

Total net assets	12,171,294	15,143,842

Total liabilities and net assets	$ 25,112,067	28,286,156

Net asset value per common share	$ 2.52	$ 3.4

AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended
	September 30, 2009	September 30, 2008
Investment income:	(unaudited)	(unaudited)
Interest on loans receivable:
Non-controlled/non-affiliated investments	$ 237,524	$ 1,344,537
Non-controlled affiliated investments	-	4,280
Controlled affiliated investments	11,853	30,095
	249,377	1,378,912
Fees and other income	4,381	80,549
Total investment income	253,758	1,459,461
Expenses:
Interest	166,260	487,279
Salaries and employee benefits	450,156	483,961
Occupancy costs	74,875	74,035
Professional fees	253,838	434,934
Directors fees and expenses	30,798	32,017
Other administrative expenses	125,118	246,068
Total expenses	1,101,045	1,758,294
Net investment loss	(847,287)	(298,833)
Net realized gains (losses) on investments:
Non-controlled/non-affiliated investments	(226,394)	13,148
Non-controlled affiliated investments	-	-
Controlled affiliated investments	-	8,315
	(226,394)	21,463
Net unrealized depreciation on investments	(1,900,317)	(201,236)
Net realized/unrealized losses on investments	(2,126,711)	(179,773)
Net decrease in net assets from operations	(2,973,998)	(478,606)
Distributions to preferred shareholders	-	(84,375)
Net decrease in net assets from operations available to common shareholders	$ (2,973,998)	$ (562,981)

Weighted Average Number of Common Shares Outstanding:
Basic and diluted	3,395,583	3,395,583
Net Decrease in Net Assets from Operations Per Common Share:
Basic and diluted	$ (0.88)	$ (0.16)